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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-128370 on Form S-8 of Mountain National Bancshares, Inc. of our report dated March 3, 2005, with respect to the consolidated financial statements of Mountain National Bancshares, Inc. and subsidiary as of and for the year ended December 31, 2004 included in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
March 30, 2006